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                                                                    Exhibit 24.3


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Stephan J. Sills and John L. Sennott, Jr., and each of them, his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Reg. No. 333-132355) of Darwin Professional Underwriters, Inc. (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) relating to the shares of common stock of Darwin Professional Underwriters, Inc., and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, including specifically, but without limitation thereof, power and authority to sign his name as director of Darwin Professional Underwriters, Inc. to the Registration Statement, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents on the 11th day of May, 2006.



                                            /S/ ROBERT V. DEUTSCH
                                            ----------------------
                                            Robert V. Deutsch